Exhibit 99.1

Cannae Holdings, Inc. Announces Appointment of Richard N. Massey as Chief Executive Officer

Las Vegas, November 19, 2019 -- Cannae Holdings, Inc. (NYSE:CNNE) (“Cannae” or the “Company”)  today announced the board of directors has appointed Richard N. Massey as Chief Executive Officer effective November 15, 2019. In addition to the role of Chief Executive Officer, Mr. Massey will remain on the board of directors of Cannae and as Senior Managing Director of Trasimene Capital Management, LLC.
“We are very pleased that Rick will be joining our team as CEO, an incredible opportunistic milestone for Cannae,” commented William P. Foley, II, Chairman of Cannae. “As a seasoned leader with extensive experience, Rick has the ability to advance the growth strategy of Cannae and will be instrumental in the Company’s execution of its initiatives.”
Mr. Massey has more than three decades of significant related experience, most recently as a partner of Westrock Capital Partners and Bear State Advisors, both multifamily investment offices. Mr. Massey was Chief Strategy Officer and General Counsel of Alltel Corporation from January 2006 to January 2009, the fifth largest wireless carrier in the United States, before being sold for approximately $29 billion in 2009. Previously, from 2000 until 2006, Mr. Massey served as Managing Director of Stephens Inc., a private investment bank, during which time his financial advisory practice focused on software and information technology companies. Mr. Massey also serves as a director of The Dun & Bradstreet Corporation, which is a Cannae portfolio company, as well as a director of Fidelity National Financial, Inc., Black Knight, Inc. and FGL Holdings. He is also a director of the Oxford American Literary Project and Chairman of the Board of the Arkansas Razorback Foundation.
“I am excited and honored to join Bill Foley, one of the greatest investor operators of his generation and the management team at Cannae during such an important time of growth for the Company, a once in a lifetime opportunity,” commented Rick Massey. I have been fortunate to work closely with the Cannae portfolio companies and management team over the course of many years during my time on the boards of FNF and Cannae.”
About Cannae Holdings, Inc.
Cannae (NYSE:CNNE) is a diversified holding company with over $1 billion in book value in assets and boasts a strong track record of investing in a diverse range of assets. Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian HCM Holding Inc., The Dun & Bradstreet Corporation, American Blue Ribbon Holdings, LLC, 99 Restaurants Holdings, LLC and T-System Holding, LLC. Principals at Cannae have successfully acquired over 100 companies with aggregate consideration in excess of $30 billion for Fidelity National Financial. Inc., Cannae and related companies over the last 20 years. More information about Cannae can be found at www.cannaeholdings.com.
Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; and risks and uncertainties related to the success of our externalization.
This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.
SOURCE: Cannae Holdings, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com